CHORDIANT SOFTWARE ANNOUNCES FINANCIAL RESULTS
FOR THE SECOND QUARTER OF FISCAL YEAR 2006
ENDED MARCH 31, 2006

Reports Record Revenue of $26.3 Million, Up 37% Year-Over-Year

Achieves Record License Revenue of $13.2 Million, Up 90% Year-Over-Year

Generates Positive Cash Flow from Operations

CUPERTINO, CALIFORNIA - May 4, 2006 -- Chordiant Software, Inc. (Nasdaq: CHRD)  the leading provider of Customer Experience (CxTM) software and services, today announced financial results for the second quarter and first six months of Fiscal Year (FY) 2006, ended March 31, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

Second Quarter Fiscal Year 2006 Highlights

  Record revenues increased 37% year-over-year;

  Record license revenues increased 90% year-over-year;

  Signed three $1 million plus license transactions, one of which was in the $5 million range, with new and existing customers;

  Total revenues consisted of 73% from North America and 27% from International;

  Deferred revenue was $25.7 million;

  Backlog was $34.6 million;

  Generated positive cash flow from operations;

  Released its 6.0 Foundation Product;

  Promoted Peter Norman to vice president and chief financial officer;

  Elected Richard G. Stevens to its Board of Directors. Mr. Stevens was also named chair of the Audit Committee; and

  Appointed Frank Florence as vice president and chief marketing officer, effective May 3.

Second Quarter Fiscal Year 2006 Results
Total revenues for the second quarter of FY 2006 increased 37% to $26.3 million from the $19.2 million reported for the three months ended March 31, 2005. For the first six months of FY 2006, total revenues increased to $48.8 million, compared to $40.8 million for the same period of the prior year. License revenues for the second quarter of FY 2006 increased 90% to $13.2 million from the $7.0 million reported for the three months ended March 31, 2005. For the first six months of FY 2006, license revenues increased to $22.3 million, compared to the $15.8 million reported for the same period of FY 2005. Service revenues for the second quarter of FY 2006 were $13.1 million, compared to $12.2 million reported for the three months ended March 31, 2005. For the first six months of FY 2006, service revenues were $26.5 million, compared to $25.0 million reported for the same period of FY 2005.

Deferred Revenue
Deferred revenue remained strong at $25.7 million as of March 31, 2006. This compares to $27.5 million as of December 31, 2005, and a balance of $18.0 million as of March 31, 2005. The sequential change in the second quarter deferred revenue was the result of percentage-of-completion projects having been completed and the delivery of Chordiant's Credit Card Version 3.5 product which includes the Fraud Management Resolution functions.

Customer Successes
"We made excellent progress in the second quarter and our momentum continues to be strong," said Steven R. Springsteel, Chordiant's president and chief executive officer. "We are seeing sentiment swing from "build" to "buy" as Chordiant emerges as the leading choice for rapid applications development in credit card, retail consumer finance and other key customer-facing categories. Consequently, we are continuing to win significant license transactions with world-class customers in our core vertical markets of financial services and telecommunications and having completed three $1.0 million-plus license transactions, one of which was in the $5 million range, with new and existing customers. Notable customer wins included Citigroup, Inc. which purchased an initial development license; Canadian Tire Financial Services purchased Chordiant's Collections Module; HSBC added Chordiant's Direct Lending Module for their Consumer Lending Division; and ComparisonMarket, Inc. purchased Chordiant's Decision Management and Marketing Director Solutions for its Insurance.com business," Mr. Springsteel stated.

Creating Superior Customer Experiences
"In early March, we announced that we are pioneering a new standard for enterprise software. By providing technology that anticipates customer intentions and individually recommends actions to optimize the customer experience, Chordiant's Cx solutions will help enterprises to deliver the best possible customer experience," Mr. Springsteel said. "We believe our new vision raises the bar to where every business interaction becomes a personal experience. This strategy represents the next level of maturity for Chordiant from our strong leadership in business process management. Chordiant's vision is the beginning of a new era for customer experience solutions."

Backlog of Business
For the second quarter of FY 2006, Chordiant's backlog was $34.6 million, compared to $37.2 million reported for the December FY 2005 quarter. Backlog is comprised of non-cancelable current software license orders, deferred license orders which have not met all of the required criteria for revenue recognition, deferred revenue from customer support contracts, and deferred consulting and education orders for services not yet completed or delivered. The backlog of Chordiant's business is not necessarily indicative of revenues to be recognized in a specified future period.

Cash Position
Chordiant increased its cash balances in aggregate by $1.8 million in the second quarter and had $44.1 million in cash and cash equivalents and restricted cash at March 31, 2006.

GAAP and Non-GAAP Financial Measures
On October 1, 2005, Chordiant was required to adopt Statement of Financial Accounting Standard No.123 (Revised) "Share-Based Payment", (SFAS 123(R)), which requires the measurement and recognition of compensation expense for all share-based payment awards granted, modified, cancelled, repurchased, as well as the expense associated with the unvested portion of prior awards issued to the Company's employees and directors. Total U. S. GAAP (Generally Accepted Accounting Principles) operating expenses for the second quarter of 2006 were $19.8 million, compared to $17.7 million in GAAP operating expenses for the same period of the previous year. Excluding $2.0 million in GAAP operating expenses which relate to stock-based compensation and certain other costs that are non-cash or unusual in nature, non-GAAP operating expenses for the second quarter of FY 2006 were $17.9 million. This compares to non-GAAP operating expenses of $16.9 million (excluding stock-based compensation expense, amortization of intangible assets, a restructuring benefit and purchased in-process research and development costs) for the same period of the previous year.

Chordiant posted a GAAP net loss of $2.1 million, or $0.03 per share loss for the second quarter of FY 2006 ended March 31, compared to a GAAP net loss of $6.4 million, or $0.09 per share loss for the three months ended March 31, 2005. Chordiant reported a second quarter FY 2006 non-GAAP net profit of $0.2 million (which excludes stock-based compensation expense of $1.1 million, amortization of intangible assets of approximately $0.3 million, non-recurring severance accruals for officers of $0.6 million and lease termination costs of $0.3 million) or a non-GAAP profit of $0.00 per share, compared to non-GAAP net loss (which excludes stock-based compensation benefit, amortization of intangible assets and a restructuring charge) of $5.0 million, or a non-GAAP loss of $0.07 per share for the three months ended March 31, 2005.

Non-GAAP Financial Measurements
The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123(R), amortization of intangible assets, non-recurring severance accruals for officers, lease termination costs and restructuring expenses, provides useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges on net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company's on-going operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare non-GAAP measures of the current period with non-GAAP measures presented in prior periods. The non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

About Chordiant Software, Inc.
Chordiant solutions and services help major enterprises around the world deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) solutions blend insight with agile business strategies and decisions to uniquely understand the customer's behavior. This deeper understanding develops a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach unprecedented levels of return.

Chordiant is headquartered in Cupertino, California.

Safe Harbor Statement
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, market acceptance of our products. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K for the period of October 1, 2004 to September 30, 2005, and Chordiant's most recent quarterly report on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Three Months ended	Three Months ended
March 31, 2006	March 31, 2005

	GAAP	Adj. [2]	non-GAAP [1]	GAAP	Adj. [2]	non-GAAP [1]

Revenues:
License	$13,206		$13,206	$6,959		$6,959
Service	13,067		13,067	12,212		12,212

Total revenues	26,273		26,273	19,171		19,171

Cost of revenues:
License	518		518	198		198
Service	7,864	(56)	7,808	7,601	(253)	7,348
Amortization of intangible assets	303	(303)	--	331	(331)	--

Total cost of revenues	8,685		8,326	8,130		7,546

Gross profit	17,588		17,947	11,041		11,625

Operating expenses:
Sales and marketing	8,732	(593)	8,139	7,155	(277)	6,878
Research and development	5,859	(67)	5,792	5,286	(305)	4,981
General and administrative	5,225	(1,303)	3,922	5,184	(154)	5,030
Amortization of intangible assets	--		--	93	(93)	--
Restructuring (benefit)	--		--	26	(26)	--

Total operating expenses	19,816		17,853	17,744		16,889

Income (loss) from operations	(2,228)		94	(6,703)		(5,264)

Interest income, net	281		281	182		182
Other income (expense), net	(31)		(31)	166		166

Net income (loss) before income taxes	(1,978)		344	(6,355)		(4,916)

Provision for income taxes	170		170	75		75

Net income (loss)	$(2,148)		$174	$(6,430)		$(4,991)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	226		226	(564)		(564)

Comprehensive income (loss)	$(1,922)		$400	$(6,994)		$(5,555)

Net loss per share:
Basic	$(0.03)		$0.00	$(0.09)		$(0.07)

Diluted	N/A		$0.00	N/A		N/A

Shares used in computing net income (loss) per share:
Basic	77,228		77,228	74,745		74,745

Diluted[3]	N/A		83,388	N/A		N/A

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123R, amortization of intangible assets, non-recurring severance costs, lease buy-out costs and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors a and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Adjustments include stock-based compensation (expense) / benefit, amortization of intangible assets, a restructuring benefit, non-recurring severance costs, lease buy-out costs and purchased in-process research and development.

A reconciliation of the non-GAAP adjustments recorded in general and administrative expense is as follows (in thousands):

	Three Months ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Description
Stock-based compensation	$383	$154	$665	$142
Non-recurring severance costs	$604	$--	$604	$--
Non-recurring lease costs	$316	$--	$316	$--

Total non-GAAP general and administrative adjustments	$1,303	$154	$1,585	$142

[3] Diluted net loss per share for the three months ended March 31, 2005, and the six months ended March 31, 2006 and 2005, is computed excluding total potential outstanding common shares of 13,446, 13,464 and 13,446, respectively, as their effect is anti-dilutive.

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Six Months ended	Six Months ended
March 31, 2006	March 31, 2005

	GAAP	Adj. [2]	non-GAAP [1]	GAAP	Adj. [2]	non-GAAP [1]

Revenues:
License	$22,332		$22,332	$15,801		$15,801
Service	26,499		26,499	25,047		25,047

Total revenues	48,831		48,831	40,848		40,848

Cost of revenues:
License	961		961	364		364
Service	14,248	(81)	14,167	15,093	(242)	14,851
Amortization of intangible assets	606	(606)	--	462	(462)	--

Total cost of revenues	15,815		15,128	15,919		15,215

Gross profit	33,016		33,703	24,929		25,633

Operating expenses:
Sales and marketing	16,836	(1,286)	15,550	14,364	(272)	14,092
Research and development	10,373	(124)	10,249	10,149	(302)	9,847
General and administrative	9,929	(1,585)	8,344	9,084	(142)	8,942
Amortization of intangible assets	--		--	117	(117)	--
Purchased in-process research and development	--		--	1,940	(1,940)	--
Restructuring (benefit)	--		--	(97)	97	--

Total operating expenses	37,138		34,143	35,557		32,881

Loss from operations	(4,122)		(440)	(10,628)		(7,248)

Interest income, net	480		480	392		392
Other income (expense), net	87		87	(231)		(231)

Net income (loss) before income taxes	(3,555)		127	(10,467)		(7,087)

Provision for income taxes	291		291	155		155

Net loss	$(3,846)		$(164)	$(10,622)		$(7,242)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(67)		(67)	74		74

Comprehensive loss	$(3,913)		$(231)	$(10,548)		$(7,168)

Net loss per share:
Basic	$(0.05)		$(0.00)	$(0.14)		$(0.10)

Shares used in computing net loss per share:
Basic	77,026		77,026	73,464		73,464

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, share-based compensation expense measured in accordance with SFAS 123R, amortization of intangible assets, non-recurring severance costs, lease buy-out costs and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors a and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Adjustments include stock-based compensation (expense) / benefit, amortization of intangible assets, a restructuring benefit, non-recurring severance costs, lease buy-out costs and purchased in-process research and development.

A reconciliation of the non-GAAP adjustments recorded in general and administrative expense is as follows (in thousands):

	Three Months ended March 31,		Six Months Ended March 31,
	2006	2005	2006	2005
Description
Stock-based compensation	$383	$154	$665	$142
Non-recurring severance costs	$604	$--	$604	$--
Non-recurring lease costs	$316	$--	$316	$--

Total non-GAAP general and administrative adjustments	$1,303	$154	$1,585	$142

[3] Diluted net loss per share for the three months ended March 31, 2005, and the six months ended March 31, 2006 and 2005, is computed excluding total potential outstanding common shares of 13,446, 13,464 and 13,446, respectively, as their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2006	September 30, 2005
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$43,287	$38,546
Restricted cash	461	1,982
Accounts receivable, net	16,464	18,979
Prepaid expenses and other current assets	4,788	4,345

Total current assets	65,000	63,852

Restricted cash	394	365
Property and equipment, net	2,446	2,479
Goodwill	31,907	31,907
Intangible assets, net	4,542	5,148
Other assets	3,039	3,499

Total assets	$107,328	$107,250

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,567	$4,554
Accrued expenses	10,765	8,902
Deferred revenue	22,743	26,050
Current portion of capital lease obligations	204	213

Total current liabilities	38,279	39,719

Deferred revenue, long-term	2,985	147
Restructuring costs, net of current portion	1,428	1,731
Long-term portion of capital lease obligations	121	96

Total liabilities	42,813	41,693

Common stock	79	78
Additional paid-in capital	274,754	271,884
Accumulated deficit	(212,735)	(208,889)
Accumulated other comprehensive income	2,417	2,484

Total stockholders' equity	64,515	65,557

Total liabilities and stockholders' equity	$107,328	$107,250